Exhibit 99.1

KemPharm Postpones Special Meeting of Stockholders, Announces Date for Q3 2020 Results Call

Special Meeting of Stockholders Rescheduled to Tuesday, Nov 17, 2020, 8:00 a.m. ET

Q3 2020 Results Conference Call and Live Audio Webcast Scheduled for Thursday, Oct 29, 2020, 4:30 p.m. ET

Celebration, FL – October 26, 2020 – KemPharm, Inc. (Nasdaq: KMPH), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced postponement of the Special Meeting of Stockholders that was originally scheduled to be held on Tuesday, October 27, 2020 at 8:00 a.m. ET (the “Special Meeting”).  In addition, the Company also announced that it will host a conference call and live audio webcast with slide presentation on Thursday, October 29, 2020, at 4:30 p.m. ET, to discuss its corporate and financial results for the third quarter 2020.

The Special Meeting will now be held on Tuesday, November 17, 2020 at 8:00 a.m. ET.  The record date for the meeting remains October 1, 2020.  The matter subject to approval at the Special Meeting include the approval of amendments to KemPharm’s certificate of incorporation, and to authorize KemPharm’s Board of Directors, if in their judgment it is necessary, to select and file one such amendment, to effect a reverse stock split of the Company's common stock, at a ratio of between 1-for-3 and 1-for-40, inclusive, such ratio to be determined at the discretion of the Board of Directors.  The postponement is intended to provide additional time to address stockholder questions related to the authorization of a reverse stock split, which management will review in the upcoming Q3 2020 conference call.

KemPharm will, as promptly as practicable, distribute to its stockholders of record a supplement to the proxy statement for the Special Meeting. Valid proxies that have already been submitted will continue to be valid for purposes of the rescheduled Special Meeting and at any and all adjournments or postponements thereof. Stockholders who have not yet voted are encouraged to do so. Stockholders that own their shares in “street name” through a stock brokerage account or through a bank or nominee should consult the broker, bank or nominee about its procedures to vote the shares.

Important Information About the Special Meeting of Stockholders and Where to Find It

In connection with the Special Meeting, KemPharm has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the SEC). The definitive proxy statement and other relevant materials for the Special Meeting have also been made available to the stockholders of the Company. KemPharm’s stockholders are advised to read the definitive proxy statement and any supplements or amendments thereto, as these materials contain important information about KemPharm and the matters subject to approval at the Special Meeting. Stockholders may obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Corporate Secretary, KemPharm, Inc., 1180 Celebration Boulevard, Suite 103, Celebration, FL 34747.

Q3 2020 Conference Call Information:

Interested participants and investors may access the conference call by dialing either:

●	(866) 395-2480 (U.S.)
●	(678) 509-7538 (international)
●	Conference ID: 1696738

An audio webcast with slide presentation will be accessible via the Investor Relations section of the Company’s website, http://investors.kempharm.com/. An archive of the webcast and presentation will be available for 90 days beginning at approximately 5:30 p.m. ET, on October 29, 2020.

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT™ (Ligand Activated Therapy) technology. KemPharm utilizes its proprietary LAT™ technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of attention deficit hyperactivity disorder, or ADHD, and stimulant use disorder. KemPharm’s co-lead clinical development candidates for the treatment of ADHD, KP415 and KP484, are both based on a prodrug of d-methylphenidate, but have differing duration/effect profiles. In addition, KemPharm has received FDA approval for APADAZ®, an immediate-release combination product containing benzhydrocodone, a prodrug of hydrocodone, and acetaminophen. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

KemPharm Contacts:
Jason Rando / Maureen McEnroe Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com mmcenroe@tiberend.com